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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 1, 2004 accompanying the consolidated financial statements of VantageMed Corporation for the year ended December 31, 2003 appearing in the Annual Report of the Company to its shareholders on Form 10-KSB for the year ended December 31, 2004 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP

San Francisco, California
June 8, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm